                                                                   Exhibit 10.18

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the
       day of                 , 2002, by and between the SAVANNAH ECONOMIC
 DEVELOPMENT AUTHORITY, a public body corporate and politic and an instrumentality of the State of Georgia organized and existing under the constitution and laws of the State of Georgia ("Authority"), as Lessor, and FRIEDMAN'S, INC., a Delaware corporation having its main office at 4 West
State Street, Savannah, Georgia 31401 ("Lessee").

         WHEREAS, the Authority was created for the purpose of promoting and initiating industrial growth and development;

         WHEREAS, the Authority is authorized to construct, acquire, own, repair, remodel, maintain, extend, improve and equip projects on land owned or leased by the Authority and to sell, lease, exchange, transfer, assign, pledge, mortgage or dispose of, or grant options for any projects so acquired or constructed; and

         WHEREAS, pursuant to a Development Agreement, dated the date hereof, between the Authority and the Lessee, the Authority has appointed the Lessee as its agent to construct a corporate office building / distribution facility of approximately 40,000 square feet ("Improvements") on land in Savannah, Chatham County, Georgia owned by the Authority and known as Lot 1 of Subdivision of Parcel lC-3, Crossroads Business Center, Savannah, Chatham County, Georgia, as shown on a plat (the "Plat") prepared by Thomas & Hutton Engineering Co. and recorded in Subdivision Map Book 26-S, Page 26, Chatham County records ("Property" and together with the Improvements, the "Project") and has agreed to lease the Project to the Lessee;

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                REPRESENTATIONS

         Section 1.1 Representations by the Authority. The Authority warrants to the Lessee as follows:

         a. The Authority is a body corporate and politic organized and existing under the Constitution and Laws of the State of Georgia. In entering into this Lease and performing its obligations thereunder, the Authority will be acting in accordance with law.

         b. The Authority is not a party to any contract, lease, mortgage, indenture or other obligation under the terms of which, or upon the happening of a default under which, there would be created any lien, charge or encumbrance on the Project defined in Section 2.4 which would disturb the Lessee's exclusive possession, use and enjoyment of the Project as contemplated by this Lease.

         c. The rights of the Lessee under this Lease to acquire fee simple title to the property covered by this Lease free and clear of all liens, charges and encumbrances, except for liens, charges and encumbrances described on Exhibit A hereto (the "Restrictions") and liens, charges and encumbrances made or suffered to be made by the Lessee, cannot be impaired by reason of the terms of or any default under any existing contract, lease, mortgage, indenture or other obligation to which the Authority is a party.

Section 1.2 Representations by the Lessee. The Lessee warrants to the Authority as follows:

         a. The Lessee is a Delaware corporation, is in good standing in the state of its organization, and is qualified to do business in the State of Georgia.

         b. The Lessee has power to enter into this Lease and perform all of its obligations contained herein.

                                    ARTICLE 2

                   ACQUISITION AND CONSTRUCTION OF THE PROJECT

         Section 2.1 Lease of Property. Subject to the terms and conditions of this Lease, the Authority does hereby lease and demise to the Lessee the Property together with those portions of the Improvements to be constructed and installed thereon which constitute improvements and fixtures to land.

         Section 2.2 Construction and Installation of Improvements. The Lessee shall have the right to construct and install Improvements upon the Property during the Term of this Lease (as hereafter defined). The Improvements shall include, without limitation, (i) all buildings located, or to be located on the Property, (ii) all site infrastructure improvements, such as fill dirt, piping, electrical and plumbing lines, paving improvements and outdoor lighting, (iii) all building fixtures, such as dividing walls, lighting and plumbing fixtures, built-in shelving and storage areas, and (iii) all warehouse and distribution fixtures which are installed on the Property.

         Section 2.3 Lessee's Obligations Concerning Construction. The Lessee shall comply with the following restrictions and shall fulfill the following obligations during construction and installation of the Improvements:

         a. All Improvements and additions to the Project shall be constructed or installed in accordance with the Declaration of Covenants and Restrictions for Crossroads Business Center which are dated June 30, 1995, and recorded in the office of the Clerk of Superior Court of Chatham County, Georgia at Deed Record Book 173-J, folio 211.

         b. The Lessee shall comply with all applicable federal, state and local governmental regulations concerning the construction, and shall, at its sole expense, obtain any necessary governmental permits with respect to the Improvements.

         c. The Lessee shall pay and discharge all bills and other obligations with respect to the construction, and shall not allow the Property to be subjected to any materialman's lien. In the event such lien is filed against the Property, the Lessee shall either (i) cause the lien to be discharged, or (ii) legally contest the validity of the lien or the amount of the underlying obligation, in which event the Lessee shall furnish assurance, reasonably acceptable to the Authority, that the lien will ultimately be discharged without any expense to the Authority.

         Section 2.4 Ownership of the Project. The Property and those portions of the Improvements which constitute fixtures shall be and remain the property of the Authority during the Term. The parties agree that during the Term of this Lease, although the Property and those portions of the Improvements which constitute fixtures shall be titled in the name of and owned by the Authority for Georgia real property law purposes, the Company shall be treated as the owner of all of the Project for federal tax purposes. All Improvements which constitute fixtures shall become property of the Authority upon their construction, installation or delivery to the Property.

         Section 2.5 Removal or Demolition of Improvements. The Lessee shall have the right to demolish or remove certain of the Improvements during the Term, in accordance with the provisions of Article 4.

                                    ARTICLE 3

                         TERM OF LEASE AND CONSIDERATION

         Section 3.1 Duration of Lease. The "Term" of this Lease shall commence as of the date hereof, and shall terminate on December 31, 2012, unless the Lessee exercises its option to terminate this Lease prior to such time, in accordance with Section 3.3, or unless the Term is extended by the mutual agreement of the parties.

         Section 3.2 Consideration. In consideration of this Lease and the Authority's agreement to convey the Project to the Lessee upon the termination of this Lease, the Lessee shall pay the following Consideration:

         a. Base Rent in the total amount of $264,715 shall be payable upon the execution of this Lease; and

         b.       The Authority represents and agrees that under current
         Georgia law, those portions of the Project which consist, and will consist, of land and improvements and fixtures to land, title to which is held by the Authority, will be exempt from all state, county and city ad valorem taxes. During the Term of this Lease and subject to the more particular terms hereof, Lessee or its designee will make rental payments ("Additional Rent") to the Authority on January 1 in the years and amounts as follows:

    January 1               Additional
   of the year                Rent(1)
2003-2005                    $     0
2006                           9,908
2007                          16,513
2008                          23,119
2009                          29,724
2010                          36,329
2011                          42,935
2012                          49,540
2013 and thereafter               (2)

(1) Fixed amounts payable for investment in the Project through the Term of the Lease.

(2) Amount to be determined by a Certified Public Accountant agreeable to the Authority and shall be an amount equal to what ad valorem taxes would be if the Project were owned by Lessee.

         No other lease payments will be required (other than payment for Lot lA described below, any applicable indemnity payments and any increase in Additional Rent pursuant to Section 4.2 hereof.)

         Section 3.3 Requirements Relating to Lot lA That portion of the Property shown on Exhibit B as Lot 1A consists of 1.08 acres and shall be maintained as attractive green space by Lessee and its assigns until such time as Lessee or its assigns shall elect to construct improvements of any type thereon, including surface parking. Prior to construction of any such improvements Lessee or its assigns shall notify SEDA in writing of its election to construct such improvements and shall pay SEDA the sum of $59,400 prior to the beginning of any such construction. Said payment shall be in addition to the hereinabove described Base Rent and Additional Rent.

         Section 3.4 Option to Terminate. The Authority hereby grants the Lessee an option to terminate this Lease at any time during the Term for no additional consideration. This option to terminate may be exercised by giving written notice of termination to the Authority, and the Term shall end on the date specified in the notice. If no date of termination is stated in the notice, then the Term shall end on the last day of the calendar month in which the notice is given to the Authority. No Additional Rent shall be payable in any calendar year subsequent to the year of termination of this Lease.

         Section 3.5 Conveyance to the Lessee Upon Termination. Upon termination of this Lease at any time, Authority agrees to convey to Lessee or its assigns, legal title to the Project and Property. Within ten days after the end of the Term, the Authority shall deliver to the Lessee or its assigns a Limited Warranty Deed transferring legal title to the Project and Property, free and clear of all liens and encumbrances, except the Restrictions and liens and encumbrances made or consented to in writing by the Lessee. In the event Lessee or its assigns have not elected to construct improvements on Lot 1A at the time of such transfer of legal title, the Limited Warranty Deed shall set forth the requirement that Lot 1A be maintained as green space until such election is made, and such


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requirement shall constitute an obligation running with the Property. The deed shall be effective as of the date of termination of this Lease notwithstanding that actual delivery thereof shall take place on a different date.

                                    ARTICLE 4

                            ALTERATIONS AND REMOVALS

         Section 4.1 Maintenance, Alterations and Improvements. The Lessee shall keep the Project in good operating order and condition, and the grounds neat and orderly. The Lessee shall have full authority over and control of the Project, and all of the benefits and burdens of the Project during the term of this Lease.

            The Lessee shall have the privilege of making such alterations of or additions to the Project or any part thereof, including constructing any new buildings or structures, or installing any fixtures, machinery, equipment, other personal property, facilities or improvements from time to time as in its sole discretion it may determine to be desirable for its uses and purposes. The cost thereof shall be borne by the Lessee. The provisions of Section 2.3, relating to the obligations of the Lessee during construction shall apply to all alterations and additions pursuant to this section.

            Section 4.2 Additional Investment. Any additional capital investment which consists of land, improvements or fixtures made by Lessee with respect to the Property and the Project during the term of this Lease, other than identified herein, will, at the request of Lessee, be titled in the name of the Authority and leased to Lessee pursuant to an amendment to this Lease. Said additional capital investment will, to the extent then authorized by Georgia law, be exempt from ad valorem taxes while titled in the name of the Authority. During the Term of this Lease, as so amended, Lessee will make payments of Additional Rent with respect to said additional capital investment to the Authority in addition to the amounts set forth in Section 3.2b hereof, such Additional Rent to be negotiated between the parties hereto. Said payments shall begin on January 1 of the year following the making of such additional capital investments by Lessee.

            Section 4.3 Removal of Property. The Lessee shall have the privilege from time to time of removing from the Project any structures, fixtures, machinery, facilities and improvements, constituting a part of the Project title to which is held by the Authority and thereby acquiring the property therein and title thereto, upon the filing of a certificate with the Authority signed by an officer or authorized agent of the Lessee describing any property removed pursuant to this Section 4.3. Immediately upon receipt of any such certificate, the Authority shall execute any deed, bill of sale or similar document necessary or advisable to transfer title to any such property to the Lessee or such grantee as the Lessee may designate, free and clear of any liens, charges or encumbrances, except for the Restrictions or those liens, changes or encumbrances made or consented to by the Lessee. The parties hereto acknowledge that it is not intended that the Authority hold title to any portion of the Project which constitutes personalty.


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
                                   ARTICLE 5
                         PROVISIONS RESPECTING DAMAGE,
                          DESTRUCTION AND CONDEMNATION

         Section 5.1 Damage or Destruction. The proceeds of any insurance which may become payable by reason of damage to or destruction of the whole or any part of the Project shall be paid to the Lessee, and the Authority shall not be entitled to any part of such insurance proceeds.

         Should such damage or destruction give rise to a claim against any person other than the Authority, the Lessee shall have the right to maintain an action for damages against such person in the name of the Authority, in the name of the Lessee, or both; provided, however, that the Lessee bear all expenses of any such action including any cost or expense to the Authority. Any recovery made in such action, whether by judgment, compromise or otherwise, shall be the exclusive benefit of the Lessee.

         Section 5.2 Condemnation. If the whole or any part of the Project shall be taken or condemned by a competent authority for any public use or purpose, the proceeds of any award of compensation for damages recovered on account of such taking or condemnation shall be paid to the Lessee, and the Authority shall be entitled to no part of any such award, compensation or damages.

         Section 5.3 Procedure. The Authority will, upon receipt of any checks or other evidences or remuneration issued as recovery or award pursuant to Sections 5.1 or 5.2 and made payable to the Authority individually or to the Authority and the Lessee jointly, endorse and deliver the same forthwith to the Lessee.

         Should the Authority or the Lessee receive notice of any proceedings having been commenced to condemn all or any part of the Project under statutes providing for eminent domain, the party receiving notice shall promptly notify the other in writing of such notice. The Authority shall follow the instructions of the Lessee with regard to such proceeding and the Lessee shall be in complete and total control of the handling of such proceeding, including any litigation. The Lessee shall bear all expenses of defending against any such proceeding.

         Section 5.4 Property Insurance. The Lessee shall have the exclusive right to insure the Project or any portion thereof to the extent deemed advisable by the Lessee, in its sole discretion. Any such insurance obtained by the Lessee shall name such additional insureds, loss payees or beneficiaries as the Lessee shall, in its sole discretion, deem advisable, and the Authority need not be named as an additional insured, loss payee or beneficiary of such insurance, The Authority shall have no right or obligation to obtain or provide insurance for the Project or any portion thereof.

                                    ARTICLE 6

                           COVENANTS OF THE AUTHORITY

         Section 6.1 Retention of Title to the Project. Except as otherwise specifically provided in this Lease, the Authority shall not sell, assign, encumber, convey or otherwise dispose of legal title to the Project or any part thereof during the term of this Lease without the prior written consent of the Lessee. The Authority shall, but only at the written request of the Lessee, grant such rights of


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
way or easements, over, across, or under, the land included in the Project, or grant such permits or licenses in respect to the use thereof, as shall be necessary or convenient for the operation or use of the Project, including but not limited to, leases, easements or rights of way for utilities, roadways, railroads, or similar purposes in connection with the Project, and for the utilization of the real property adjacent to or near the Project and owned by or leased to the Lessee or any subsidiary thereof.

         Section 6.2 Quiet Enjoyment. The Authority covenants and agrees that it has full right and lawful authority to enter into this Lease for the full term hereof and the Authority shall duly observe all the covenants, stipulations and agreements herein contained obligatory upon it, the Lessee shall have, hold and enjoy, during the term hereof, peaceful, quiet and undisputed possession of the Project.

         Section 6.3 Liens. Except as requested by Lessee, the Authority will not create or suffer to be created any lien on the Project. The Authority will not become a party to any contract, lease, mortgage, indenture or other obligation under the terms of which, or upon the happening of a default under which, there would be created any lien, charge or encumbrance on the Project. The Authority will not become a party to any contract, lease, mortgage, indenture or other obligation under the terms of which, or upon the happening of a default under which, there would be impairment of the right of the Lessee to acquire fee simple title to the Project or any portion thereof, free and clear of all liens, charges and encumbrances, except for liens, charges and encumbrances made or consented to by the Lessee.

         Section 6.4 Taxes. The Authority covenants that during the Term of this Lease it will take no action which may tend or cause or induce any attempt to impose any ad valorem taxes on the Project or any part thereof which consists of land, improvements or fixtures to land or the Lessee's interest therein. The Lessee shall have the right in its own name, in the name of the Authority, or both, but at its own cost and expense, to contest any such taxes; provided that the Lessee shall not take such action in the name of the Authority unless such contest must legally be filed in the name of the lessor or holder of legal title to the Project.

         Section 6.5 Special Assessments. The Lessee shall be responsible for all assessments to which the Project is subject pursuant to the Crossroads Owners' Association or any governmental authority. The Authority will promptly notify the Lessee in writing of any notice received or request made in connection with such proposed improvements. Any special assessments validly levied shall be paid by the Lessee and shall not be an expense of the Authority.

         Section 6.6 Waiver of Landlord's Lien Rights. The Authority hereby waives and surrenders any statutory or common law right to any landlord's lien upon any of the property included in the Project, and covenants and agrees not to distrain or exercise any similar remedy against such property. The Authority covenants and agrees that it will not create, or cause to be created, any lien, charge or encumbrance of any kind whatsoever against any of the property subject to this Lease at any time during the term of this Lease, without the prior written consent of the Lessee.


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
                                    ARTICLE 7

                             COVENANTS OF THE LESSEE

         Section 7.1 Zoning, Sanitary and Safety Laws. In its use and occupancy of the Project, the Lessee will at all times comply with such zoning, building, sanitary and safety laws, and with such rules and regulations thereunder, as under applicable law shall be binding upon it; provided, however, the Lessee may contest in good faith the validity, existence or applicability thereof. Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials on the Property or the Project, nor allow to be brought onto the Property or the Project any such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. In all events, Lessee covenants to indemnify the Authority against and from any and all damages, liabilities, obligations, penalties, assessments, claims, litigation, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys' fees, consultants' fees and experts' fees, and disbursements actually incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Authority resulting form any release of hazardous materials on the Property or the Project, or resulting from a violation of any environmental laws relating to or affecting the Property or the Project. Lessee shall immediately notify the Authority and all federal, state and local authorities who are required to be given notice, of any release of hazardous materials or substances on the Property or the Project, and, in the event of any such release, shall immediately provide for the removal of the same. The within covenants shall survive the expiration or earlier termination of this Lease.

         Section 7.2 Indemnity. The Lessee shall indemnify the Authority, its members, directors, officers, agents and employees, against any cost, damage, liability or expense, including reasonable attorneys' fees, incurred by any of them which arises out of (i) any damage or injury to any person or property which occurs on the Property, except for damage or injury caused by the act or neglect of the Authority, its members, officers, agents or employees, or (ii) any legal action undertaken by the Lessee in the name of the Authority.

         The Authority shall promptly, within ten days of receipt of notice thereof, notify the Lessee in writing of any claim or action brought against the Authority, its members, directors, officers, agents or employees in which indemnity may be sought against the Lessee. The Lessee shall promptly assume the defense of such claim or action including the settlement thereof.

         Section 7.3 Lessee's Liability Insurance. The Lessee, at its own expense, shall obtain and maintain during the continuation of this Lease a policy or policies of general liability insurance written by an insurance Lessee or companies licensed to do business in the State of Georgia, which policy or policies shall name the Authority as an additional insured and shall protect the Authority, its members, officers, employees and agents, and their successors and assigns, against any and all liability for properly damage and personal injuries suffered by anyone by reason of the use or occupancy of the Property, such insurance to carry limits of not less than $1,000,000 to apply in the


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case of each occurrence, and $2,000,000 to apply as general aggregate, and
$1,000,000 for property damage. Evidence of said coverage shall be furnished to the Authority.

         Section 7.4 Authority to Execute Lease. Lessee covenants and agrees that it has full right and lawful authority to enter into this Lease for the full term hereof and Lessee shall duly observe all the covenants, stipulations and agreements herein contained.

                                   ARTICLE 8
                                   REMEDIES

         Section 8.1 Defaults by the Lessee. In the event the Lessee fails to fully and timely perform any of its obligations hereunder, the Authority may maintain an action for damages arising out of such default. The Authority shall not, in any event, have the right to terminate this Lease, or its obligation to convey the Project to the Lessee upon the termination of this Lease.

         Section 8.2 Defaults by the Authority. In the event the Authority fails to fully and timely perform any of its obligations hereunder, the Lessee shall be entitled to all rights, at law or in equity, that it may have as a result of such a breach, including, but not limited to, the right to sue for specific performance of this Lease. The Authority's obligation to pay monetary damages, interest, attorney's fees and expenses pursuant to this Article 8 shall be limited to the amount of payments made to the Authority pursuant to the terms of this Lease.

         Section 8.3 Attorneys' Fees and Interest. In the event either party files a legal action against the other party hereunder, and judgment is entered against one of the parties, the prevailing party shall, in addition to its damages, be entitled to interest at the rate then payable on judgments for contract actions from the date of default until the date the judgment is fully paid, and it shall be entitled to receive the reimbursements of all of its reasonable expenses incurred in maintaining such action, including, without limitation, its reasonable attorneys' fees.

                                   ARTICLE 9
                                 MISCELLANEOUS

         Section 9.1 Notices. Except as otherwise specifically provided herein, all notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Authority:        Savannah Economic Development Authority
                            Attention: President
                            Post Office Box 128
                            Savannah, Georgia 31402-0128


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
If to the Lessee:           Friedman's, Inc.
                            4 West State Street
                            Savannah, GA 31401
                            Attention: Victor M. Suglia

With a copy to:             Denis F. Shanagher, Esq.
                            c/o Friedman's Inc.
                            315 11th Street
                            Oakland, CA 94607

The Authority and the Lessee may, by like notice, designate in writing any further or different addresses to which subsequent notices shall be sent.

         Section 9.2 Prior Agreements Superseded. Except for the Development Agreement, which supplements this Lease, this Lease shall completely and fully supersede all other prior understandings or agreements between the parties.

         Section 9.3 Severability. If any clause, provision or Section of this Lease be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or Section shall not affect any of the remaining provisions hereof.

         Section 9.4 Counterparts. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which constitute but one and the same agreement.

         Section 9.5 Captions. The captions or headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Lease.

         Section 9.6 Laws Governing Construction of Agreement. This Lease shall be governed by, and construed in accordance with, the law of the State of Georgia.

         Section 9.7 Memorandum of Lease. The parties agree that this Lease shall not be recorded, but rather shall be evidenced by a Memorandum of Lease Agreement in a form approved by the parties hereto, which Lessee shall record at Lessee's expense.

         IN WITNESS WHEREOF, the Authority and the Lessee have caused these presents to be executed by their duly authorized officers, and their corporate seals to be affixed as of the day and year above written.

                                    SAVANNAH ECONOMIC DEVELOPMENT
                                    AUTHORITY

                                    By:
                                       -----------------------------------------

                                    Attest:
                                           -------------------------------------

Signed, sealed and delivered
in the presence of:

----------------------------
Witness

                                    FRIEDMAN'S, INC.

                                    By: [ILLEGIBLE SIGNATURE]
                                       -----------------------------------------

                                    Attest:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------

Signed, sealed and delivered
in the presence of:
[ILLEGIBLE SIGNATURE]
----------------------------
Witness

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